UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2022

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-09341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 19, 2022, iCAD, Inc. (the “Company”) and First Point Oakmead LLC, a Delaware limited liability company (the “Landlord”) entered into that certain Third Amendment to Lease (the “Lease”) under which the Company will lease approximately 24,351 square feet (the “Premises”) at Suite 100 in the building located at 101-115 Nicholson Lane, San Jose, California. The term of the Lease extends to March 31, 2028. The Landlord shall contribute $243,510.00 (the “Landlord Contribution”) toward improvement to the Premises as may be specified by Company (“Tenant improvements”). Landlord shall be entitled to a supervision/administrative fee equal to 3% of the total hard and soft construction cost, which fee shall be paid from the Landlord Contribution.

Company shall be entitled to an abatement of two (2) full calendar months of basic rent in the amount of $51,137.10 per month for the period commencing April 1, 2023 and ending May 31, 2023 (the “Abatement Period”). Notwithstanding the Abatement Period, effective as of April 1, 2023, the rental payment obligation under the Lease is as follows, the rental payment obligation under the Lease is as follows:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent
4/1/23 to 3/31/24	$2.10	$51,137.10
4/1/24 to 3/31/25	$2.16	$52,598.16
4/1/25 to 3/31/26	$2.22	$54,059.22
4/1/26 to 3/31/27	$2.29	$55,763.79
4/1/27 to 3/31/28	$2.36	$57,468.36

The description of the Lease does not purport to be complete and is qualified by reference to the Lease, which will be filed as an exhibit to the Company’s next periodic report filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Stacey Stevens
Stacey Stevens Chief Executive Officer and President

Date: May 25, 2022